                                                                     EXHIBIT 4.7

                                WARRANT AGREEMENT

                                   Dated as of

                              December [ ], 2004

                                     between

                            LUCENT TECHNOLOGIES INC.


                                       and

                              THE BANK OF NEW YORK,


                                as Warrant Agent


Warrants for
Common Stock of
Lucent Technologies Inc.

                                TABLE OF CONTENTS

                                                                                                 Page
                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Definitions........................................................................1
SECTION 1.02.  Other Definitions..................................................................3
SECTION 1.03.  Rules of Construction..............................................................4

                                   ARTICLE II

                              Warrant Certificates

SECTION 2.01.  Form and Dating....................................................................4
SECTION 2.02.  Execution and Countersignature.....................................................5
SECTION 2.03.  Certificate Register...............................................................6
SECTION 2.04.  Transfer and Exchange..............................................................6
SECTION 2.05.  Certificated Warrants..............................................................8
SECTION 2.06.  Replacement Certificates...........................................................8
SECTION 2.07.  Outstanding Warrants...............................................................8
SECTION 2.08.  Cancelation........................................................................9
SECTION 2.09.  CUSIP Numbers......................................................................9

                                   ARTICLE III

                                 Exercise Terms

SECTION 3.01.  Exercise...........................................................................9
SECTION 3.02.  Exercise Periods...................................................................9
SECTION 3.03.  Expiration........................................................................10
SECTION 3.04.  Manner of Exercise................................................................10
SECTION 3.05.  Issuance of Warrant Shares........................................................10
SECTION 3.06.  Fractional Warrant Shares.........................................................10
SECTION 3.07.  Reservation of Warrant Shares.....................................................11
SECTION 3.08.  Compliance with Law...............................................................11

                                   ARTICLE IV

                        Adjustment and Notice Provisions

SECTION 4.01.  Adjustment of Exercise Price......................................................12
SECTION 4.02.  No Adjustment to Exercise Price...................................................12
SECTION 4.03.  Adjustment to Number of Shares....................................................12
SECTION 4.04.  Reorganizations...................................................................13
SECTION 4.05.  Exercise Price Not Less Than Par Value............................................13
SECTION 4.06.  Notice of Certain Action..........................................................13

SECTION 4.07.  Notice of Adjustments.............................................................14
SECTION 4.08.  Adjustment to Warrant Certificate.................................................14

                                    ARTICLE V

                               Registration Rights

SECTION 5.01.  Effectiveness of Registration Statement...........................................15
SECTION 5.02.  Suspension........................................................................15
SECTION 5.03.  Blue Sky..........................................................................15
SECTION 5.04.  Additional Acts...................................................................15
SECTION 5.05.  Expenses..........................................................................16

                                   ARTICLE VI

                                  Warrant Agent

SECTION 6.01.  Appointment of Warrant Agent; Standard of Care; Limitation of Liability; Force
               Majeure...........................................................................16
SECTION 6.02.  Rights and Duties of Warrant Agent................................................16
SECTION 6.03.  Individual Rights of Warrant Agent................................................17
SECTION 6.04.  Warrant Agent's Disclaimer........................................................18
SECTION 6.05.  Compensation and Indemnity........................................................18
SECTION 6.06.  Successor Warrant Agent...........................................................18

                                   ARTICLE VII

                                  Miscellaneous

SECTION 7.01.  Persons Benefiting................................................................20
SECTION 7.02.  Rights of Holders.................................................................20
SECTION 7.03.  Amendment.........................................................................20
SECTION 7.04.  Notices...........................................................................21
SECTION 7.05.  Governing Law; Jurisdiction; Certain Waivers......................................22
SECTION 7.06.  Successors........................................................................22
SECTION 7.07.  Multiple Originals................................................................22
SECTION 7.08.  Table of Contents.................................................................22
SECTION 7.09.  Severability......................................................................22

EXHIBIT A                  Form of Face of Warrant Certificate

                              WARRANT AGREEMENT dated as of December [ ], 2004
                        (this "Agreement"), between LUCENT TECHNOLOGIES INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Warrant Agent (the "Warrant Agent").

            The Company desires to issue the warrants (the "Warrants") described herein. The Warrants will initially entitle the holders thereof (the "Holders") to purchase 200,000,000 shares of its common stock, par value $0.01 per share (the "Common Stock") (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"). The Warrants are being issued in connection with the settlement of certain litigations previously pending against the Company and other defendants in the United States District Court for the District of New Jersey, in accordance with the Settlement Agreement, dated September 22, 2003, between the Company and the participants in such settlement.

            The Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:

                                   ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions.

            "Affiliate" of any Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary of such Person or (C) of any Person described in clause (i) above. For purposes hereof, (a) "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and
(b) beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be in control of such Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

            "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Certificated Warrants" means certificated Warrants in fully registered definitive form.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company.

            "Current Market Value" per share of Common Stock at any date means the average of the daily Closing Prices for each Business Day during the period commencing 20 Business Days before such date and ending on the date one day prior to such date. The Closing Price for each day (the "Closing Price") shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices, in either case on The New York Stock Exchange (the "NYSE") or The Nasdaq National Market (the "NNM"), as applicable, or, if the Common Stock is not listed or admitted to trading on the NYSE or the NNM, the principal national securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as reasonably determined in good faith by the Board of Directors of the Company (which shall be evidenced by an Officers' Certificate delivered to the Warrant Agent).

            "Date of Distribution" means December 10, 2004.

            "Depository" means The Depository Trust Company, its nominees and their respective successors.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

            "Issue Date" means the date on which the Warrants are initially issued.

            "Officer" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, or the Secretary or an Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Warrant Agent. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the Warrants and the Warrant Shares.

            "Securities Act" means the U.S. Securities Act of 1933, as amended.

            "Warrant Certificates" mean the Global Warrants or the Certificated Warrants issued by the Company under this Agreement representing the Warrants.

                  "Warrant Custodian" means the custodian with respect to a Global Warrant (as appointed by the Depository) or any successor person thereto and shall initially be the Warrant Agent.

            "Warrant Shares" mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

            SECTION 1.02. Other Definitions.

                                                                                            Defined in
                                        Term                                                 Section
                                        ----                                                ----------
"Agent Members".................................................................              2.01(b)
"Agreement".....................................................................             Recitals
"Certificate Register"..........................................................              2.03
"Common Shelf Registration Statement"...........................................              5.01
"Common Stock"..................................................................             Recitals
"Company".......................................................................             Recitals
"Exercise Price"................................................................              3.01
"Expiration Date"...............................................................              3.02(b)
"Global Warrant"................................................................              2.01(a)
"Holders".......................................................................             Recitals
"Losses"........................................................................              6.01
"Registrar".....................................................................              3.07

                                                                                            Defined in
                                        Term                                                 Section
                                        ----                                                ----------
"Reorganization"................................................................              4.04(a)
"Stock Transfer Agent"..........................................................              3.05
"Warrant Agent".................................................................             Recitals
"Warrants"......................................................................             Recitals


            SECTION 1.03. Rules of Construction. Unless the text otherwise requires:

            (i) a defined term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            (iii) "or" is not exclusive;

            (iv) "including" means including, without limitation; and

            (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                              Warrant Certificates

            SECTION 2.01. Form and Dating. (a) Global Warrants. The Warrants shall be issued initially in the form of one or more permanent Global Warrants, in definitive, fully registered form with the global securities legend set forth in Exhibit A hereto (each, a "Global Warrant"), which shall be deposited on behalf of the Holders with the Warrant Agent, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

            (b) Book-Entry Provisions. (i) This Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depository.

            (ii) The Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (A) shall be registered in the name of the Depository for such Global Warrant or Global Warrants or the nominee of the Depository and (B) shall be delivered by the Warrant Agent to the Depository or pursuant to the Depository's instructions or held by the Warrant Agent as custodian for the Depository.

            (iii) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depository or by the Warrant Agent as the custodian of the Depository or under such Global Warrant, and the Depository may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

            (c) Certificated Securities. Except as provided in Section 2.04 or 2.05, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Certificated Warrants.

            SECTION 2.02. Execution and Countersignature. Two Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

            The Warrant Agent shall initially countersign and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 200,000,000 Warrant Shares upon a written order of the Company signed by two Officers of the Company.

            The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

            At any time and from time to time after the execution of this Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall upon receipt of a written order of the Company signed by two Officers of the Company manually countersign for original issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided, however, that the Warrant Agent shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such countersignature of Warrants. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

            The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided above manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

            SECTION 2.03. Certificate Register. The Warrant Agent shall keep a register (the "Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

            SECTION 2.04. Transfer and Exchange. (a) Transfer and Exchange of Global Warrants. (i) The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depository, in accordance with this Agreement (including applicable restrictions on transfer set forth herein) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Warrant shall deliver to the Depository a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Warrant.

            (ii) Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a Global Warrant may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iii) In the event that a Global Warrant is exchanged and transferred for Warrants in definitive registered form pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
      Section 2.04 and such other procedures as may from time to time be adopted by the Company.

            (b) Cancelation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Certificated Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depository for cancelation or retained and canceled by the Warrant Agent. At any time prior to such cancelation, if any beneficial interest in a Global Warrant is exchanged for Certificated Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

            (c) Obligations with Respect to Transfers and Exchanges of Warrants.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Certificated Warrants and Global Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

            (ii) Any service charge for any registration of transfer or exchange, or any transfer tax, assessments, or similar governmental charge payable in connection therewith, shall be paid by the Holder.

            (iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

            (iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

            (d) No Obligation of the Warrant Agent. (i) The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among the Depository participants, members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            SECTION 2.05. Certificated Warrants. (a) A Global Warrant deposited with the Depository or with the Warrant Agent as custodian for the Depository pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of Certificated Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants under this Agreement.

            (b) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depository to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign and deliver, upon such transfer of each portion of such Global Warrant, an equal number of Certificated Warrants.

            (c) Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

            (d) In the event of the occurrence of either of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Certificated Warrants in definitive, fully registered form.

            SECTION 2.06. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

            SECTION 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancelation. A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

            If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

            SECTION 2.08. Cancelation. (a) In the event the Company shall purchase or otherwise acquire Certificated Warrants, the same shall thereupon be delivered to the Warrant Agent for cancelation.

            (b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

            SECTION 2.09. CUSIP Numbers. The Company in issuing the Warrants may use "CUSIP" numbers (if then generally in use) and, if so, the Warrant Agent shall use "CUSIP" numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

                                  ARTICLE III

                                 Exercise Terms

            SECTION 3.01. Exercise. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common Stock for each Warrant evidenced thereby, at an exercise price (the "Exercise Price") of $2.75 per share.

            SECTION 3.02. Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on any Business Day after the Common Shelf Registration Statement is declared effective by the SEC; provided, however, that Holders will be able to exercise their Warrants only if (i) the Common Shelf Registration Statement relating to the Warrant Shares is effective and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

            (b) No Warrant shall be exercisable after the third anniversary of the Date of Distribution (the "Expiration Date").

            SECTION 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or (ii) the date such Warrant is exercised.

            SECTION 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate, together with the form of election attached thereto to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof, (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised and (iii) payment by the Holder to the Warrant Agent of any exercise fee associated with the exercise of such Warrants. Such payments shall be made in cash or by certified or official bank check payable to the order of the Warrant Agent or by wire transfer of funds to an account at the Warrant Agent designated by the Warrant Agent to the Company for such purpose. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part, and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

            SECTION 3.05. Issuance of Warrant Shares. Subject to Section 2.05, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty calendar days.

            SECTION 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one

Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

            SECTION 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Registrar") shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

            Before taking any action which would cause an adjustment pursuant to
Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

            The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests with respect to the issue thereof.

            SECTION 3.08. Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside. Until such time as the Warrant Agent shall have received from the Company an Officers' Certificate accompanied by either a registration statement identified as a registration statement described in (i) or an opinion of counsel identified as an opinion of counsel described in (ii), the Warrant Agent need not recognize nor act upon any exercise.

            (b) If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.

                                   ARTICLE IV

                        Adjustment and Notice Provisions

            SECTION 4.01. Adjustment of Exercise Price. Subject to the provisions of this Article IV, the Exercise Price in effect from time to time shall be subject to adjustment as follows:

            (a) In case the Company shall (i) declare a dividend payable in stock or make some other distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price, in effect immediately after the record date for such dividend or distribution or the effective date of such division, reclassification or combination shall be proportionately adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. Such adjustment shall be made successively whenever any event specified above shall occur.

            (b) All calculations under this Section 4.01 shall be made to the nearest thousandth of a cent.

            SECTION 4.02. No Adjustment to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of Section 4.01(a) need be made if such adjustment would amount to a change in such Exercise Price of less than ten cents; provided, however, that the amount by which any adjustment is not made by reason of the provision of this Section 4.02 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

            SECTION 4.03. Adjustment to Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 4.01(a), each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

            SECTION 4.04. Reorganizations. (a) Except as provided in Section 4.04(b), in case of any capital reorganization, consolidation or merger of the Company (other than in the cases referred to in Section 4.01 or the consolidation or merger of the Company with or into another corporation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the Company's assets (a "Reorganization"), the Holders of Warrants which have not been exercised (or otherwise expired or been terminated) shall have the right to receive, upon exercise of the Warrants and payment of the Exercise Price, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a Holder of the number of shares of Common Stock into which such Warrants so exercised might have been exercised immediately prior to such Reorganization. Unless Section 4.04(b) is applicable to a Reorganization, the Company shall provide that the surviving or acquiring Person in such Reorganization will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.04(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV.

            (b) In the event of a Reorganization where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

            (c) In the event of sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate thirty days after the Company gives written notice to each Holder in the manner specified in Section 7.04 that such sale or conveyance or other transfer has been consummated.

            SECTION 4.05. Exercise Price Not Less Than Par Value. In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.

            SECTION 4.06. Notice of Certain Action. In the event the Company shall:

            (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

            (b) offer to the holders of its Common Stock as such rights to subscribe for or purchase any shares of any class of stock or any other rights or opinions; or

            (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), Reorganization or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall cause notice of such proposed action to be given to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall also cause the Warrant Agent to mail copies of such notice to each Holder of a Warrant Certificate in the manner specified in Section 7.04 unless such notice is otherwise available on the SEC's Electronic Data Gathering, Analysis and Retrieval System or similar system. Such notice shall be mailed, in the case of any action covered by Section 4.06(a) or 4.06(b), at least ten days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by
Section 4.06(c), at least ten days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

            SECTION 4.07. Notice of Adjustments. Whenever any adjustment is made pursuant to this Article IV, the Company shall cause notice of such adjustment to be mailed to the Warrant Agent within fifteen days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall within fifteen days after receipt of such notice from the Company cause a similar notice to be mailed to each Holder.

            SECTION 4.08. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                     ARTICLE V

                                Registration Rights

               SECTION 5.01. Effectiveness of Registration Statement. Subject to
Section 5.02, no later than five days from the Date of Distribution, the Company shall use its reasonable best efforts to cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act, and shall use its reasonable best efforts to cause to be effective, a shelf registration statement covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the "Common Shelf Registration Statement"). The Company shall use its reasonable best efforts to cause the Common Shelf Registration Statement to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Common Shelf Registration Statement.

               SECTION 5.02. Suspension. The Company shall be entitled to suspend the availability of the Common Shelf Registration Statement from time to time during any consecutive 365-day period for a total not to exceed ninety days during such consecutive 365-day period (except for the forty-five consecutive-day period immediately prior to the Expiration Date) if the Board determines in the exercise of its reasonable judgment that such suspension is necessary in order to comply with applicable laws and provides notice to the Holders of the Warrants that such determination was made; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

               SECTION 5.03. Blue Sky. The Company shall use its best efforts to register or qualify the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any Holder may or may be deemed to purchase Warrant Shares upon the exercise of Warrants and shall use its best efforts to maintain such registration or qualification for so long as it is required to cause the Common Shelf Registration Statement to remain effective under the Securities Act pursuant to
Section 5.01; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.03 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.


               SECTION 5.04. Additional Acts. If the issuance or sale of any Common Stock issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use its reasonable best efforts to secure and maintain such registration or approval or to take such other action, as the case may be.

The Company shall promptly notify the Warrant Agent in writing when (i) the Company has obtained all such governmental approvals and authorizations and (ii) such approvals and authorizations thereafter cease to be in effect.

               SECTION 5.05. Expenses. All expenses incident to the Company's performance of or compliance with its obligations under this Article V relating to the issuance of the Warrant Shares will be borne by the Company, including:
(i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article V, (iv) the fees and disbursements of counsel for the Company and the Warrant Agent as agreed and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

                                   ARTICLE VI

                                  Warrant Agent

               SECTION 6.01. Appointment of Warrant Agent; Standard of Care; Limitation of Liability; Force Majeure. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for any claims, losses, liabilities, damages, costs, expenses or judgments (including reasonable attorneys' fees and expenses) ("Losses") except to the extent the same constitute direct money damages caused by the gross negligence or willful misconduct of the Warrant Agent. In no event shall the Warrant Agent be liable: (i) for any indirect, special, or consequential damages, regardless of the form of action and even if the same was foreseeable; (ii) for any acts or omissions of the Depository; or (iii) for any non-performance or delay in performance or Losses caused by forces beyond the Warrant Agent's reasonable control, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes, acts of God, the insolvency of the Depository, or any loss, interruption or malfunction of utility, communication, or computer (hardware or software) services.

               SECTION 6.02. Rights and Duties of Warrant Agent. (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

               (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

               (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

               (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

               (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article IV, or to comply with any of the covenants of the Company contained in Article IV.

               SECTION 6.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement.

Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               SECTION 6.04. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

               SECTION 6.05. Compensation and Indemnity. The Company agrees that the Warrant Agent is entitled, from time to time, reasonable compensation for its services as agreed and to reimbursement for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel as agreed. The Parties agree that, up to the Issue Date, these costs are deemed "Settlement Administration" costs and shall be paid from the "Lucent Common Stock Escrow Account" that is established for the Settlement of the heretofore mentioned litigation. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any Losses, other than Losses for which the Warrant Agent has accepted liability under Section 6.01, arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity, but no delay in providing notice shall affect the Warrant Agent's right to its indemnity. The Company's payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement or any resignation or removal of the Warrant Agent.

               To secure the Company's payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent, and the Warrant Agent shall be entitled to set-of and apply any such money in reduction or payment of such obligations.

               SECTION 6.06. Successor Warrant Agent. (a) The Company To Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

               (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than sixty days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than sixty days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

               (c) The Company To Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this Section 6.06(c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

               (d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

               (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that it shall be qualified as aforesaid.

                                    ARTICLE VII

                                   Miscellaneous

               SECTION 7.01. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

               SECTION 7.02. Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Company.

               SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable (including any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

               SECTION 7.04. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

               if to the Company:

                      Lucent Technologies Inc.
                      600 Mountain Avenue
                      Murray Hill, NJ 07974
                      Telephone:    (908) 582-8500
                      Facsimile:    (980) 582-6130

                      Attention:    General Counsel

               with a copy to:

                      Cravath, Swaine & Moore LLP
                      825 Eighth Avenue
                      New York, NY 10019
                      Telephone:    (212) 474-1000
                      Facsimile:    (212) 474-3700

                      Attention:    Paul C. Saunders, Esq.

               if to the Warrant Agent:

                      The Bank of New York
                      Stock Transfer Administration Department
                      101 Barclay St. 11E
                      New York, NY 10286
                      Telephone:    (212) 815-4423
                      Facsimile:    (212) 815-3141

                      Attention:    Jim Kiszka

               with a copy to:

                      Bank of New York
                      One Wall Street
                      New York, NY 10286
                      Telephone:
                      Facsimile:

                      Attention:    Barbara Lubitz, Esq.

               The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               SECTION 7.05. Governing Law; Jurisdiction; Certain Waivers. This Agreement shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement shall be litigated in courts located within the State of New York. Each party hereby submits to the personal jurisdiction of such courts; hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to such party at its address last specified for notices hereunder, and service so made shall be deemed completed five days after the same shall have been so mailed, and hereby waives the right to a trial by jury in any action or proceeding relating to or arising from, directly or indirectly, this Agreement. In this regard, the parties agree that the courts of the State of New York are the most convenient forum to resolve such actions and, accordingly, will not argue to the contrary in such actions or proceedings.

               SECTION 7.06. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

               SECTION 7.07. Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

               SECTION 7.08. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

               SECTION 7.09. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

               IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

                                        LUCENT TECHNOLOGIES INC.,
                                            by
                                                ------------------------------
                                                Name:
                                                Title:


                                        THE BANK OF NEW YORK, as Warrant Agent,
                                            by
                                                ------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]


                           [Global Securities Legend]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

No. [  ]                                           Certificate for [  ] Warrants

CUSIP No. [  ]                                                        [  ], 2004


                      WARRANTS TO PURCHASE COMMON STOCK OF
                            LUCENT TECHNOLOGIES INC.



               THIS CERTIFIES THAT [        ], or its registered assigns, is the
registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from LUCENT TECHNOLOGIES INC., a Delaware corporation
("the Company"), [    ] shares of common stock, par value of $0.01 per share, of the Company (the "Common Stock") at the per share exercise price of $2.75 (the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on December 10, 2007 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

               This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 10, 2004 (the "Warrant Agreement"), between the Company and The Bank of New York (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, The Bank of New York, Attention: Stock Transfer Administration Department.

               Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent and payment by the Holder to the Warrant Agent of any exercise fee associated with the exercise of such Warrants. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Warrant Agent or by wire transfer of funds to an account designated for such purpose.

               As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day after the Issue Date; provided, however, that Holders of Warrants will be able to exercise their Warrants only if the Common Shelf Registration Statement relating to the Common Stock underlying the Warrants is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after December 10, 2007.

               As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

               Any service charge for any registration of transfer or exchange, or any transfer tax, assessments, or similar governmental charge payable in connection therewith, shall be paid by the Holder.

               Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

               All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

               The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

               The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

               This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                            LUCENT TECHNOLOGIES INC.,
                                                By
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                By
                                                    ----------------------------
                                                    Name:
                                                    Title:


Countersigned:

THE BANK OF NEW YORK,
as Warrant Agent,
    By
       ----------------------------
          Authorized Signatory

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                (to be executed only upon exercise of Warrants)

                            LUCENT TECHNOLOGIES INC.

               The undersigned hereby irrevocably elects to exercise __________________ Warrants to acquire shares of Common Stock, par value $0.01 per share, of LUCENT TECHNOLOGIES INC., at an exercise price per share of Common Stock of $2.75 and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to LUCENT TECHNOLOGIES INC. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.



Date:   _______________, ______


                                      _______________________________________(1)
                                          (Signature of Owner)

                                      ________________________________________
                                          (Street Address)


                                      ________________________________________
                                          (City)    (State)   (Zip Code)

                                      Signature Guaranteed by:


                                      ________________________________________


_________


(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

        Name:

        Street Address:

        City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

        Please insert social security or identifying number:

        Name:

        Street Address:

        City, State and Zip Code:

                            FORM OF WARRANT TRANSFER

               For value received, the undersigned hereby sells, assigns and transfers unto the right to purchase ________________________(________ ) Warrant Shares representing shares of common stock, par value $0.01 per share, of Lucent Technologies Inc. (the "Company") pursuant to the attached Warrant Certificate and does hereby irrevocably constitute and appoint _________________ attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing the right to purchase Warrant Shares for the balance not so transferred, if any.

Date:   _______________, ______


                                      _______________________________________(2)
                                          (Signature of Owner)

                                      ________________________________________
                                          (Street Address)


                                      ________________________________________
                                          (City)    (State)   (Zip Code)

                                      Signature Guaranteed by:


                                      ________________________________________





Name in which new Warrant(s) should be registered:

___________________________________
(Name)

___________________________________
(Street Address)

___________________________________
(City)    (State)   (Zip Code)

___________________________________
(social security or identifying number)


________

(2) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY(3)

The following increases or decreases in this Global Security have been made:


                                                           Number of
                      Decrease in       Increase in       Warrants in
                       number of         number of        this Global
                      Warrants in       Warrants in         Warrant        Signature of
                      this Global       this Global       Certificate       authorized
                        Warrant           Warrant       following such      officer of
 Date of Exchange     Certificate       Certificate         change        Warrant Agent
 ----------------     -----------       -----------         ------        -------------





________
(3)  To be included only if Warrants are in global form.